UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 13, 2009

COMMAND CENTER, INC.
(Exact name of registrant as specified in its charter)

Washington	000-53088	91-2079472
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3773 West Fifth Avenue, Post Falls, Idaho	83854
Address of principal executive offices	Zip Code

Registrant’s telephone number, including area code:	208-773-7450

(Former name or former address, if changes since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officer; Election of Directors; Appointment of Principal Officers.

Appointment of Chief Operating Officer. On May 7, 2009, the Board of Directors appointed Todd Welstad, 40, as Chief Operating Officer, effective May 11, 2009.  Mr. Welstad has been Executive Vice President, Chief Information Officer, and a director of the company since November 2005. He will continue in those capacities in addition to his duties as Chief Operating Officer.

Mr. Welstad served as Chief Information Officer of Labor Ready, Inc. from August 1993 through 2001.  Before joining Command Center, Mr. Welstad worked in the temporary labor industry as an owner/operator of Awesome Possum, LLC. From 2003 through November 2005 was general manager of Command Staffing, LLC, the franchise company that was acquired by Command Center in November 2005.  Todd Welstad is the son of Glenn Welstad, Chairman and Chief Executive Officer.

Item 7.01 Regulation FD Disclosure

This information is being disclosed pursuant to Regulation FD.  Accordingly, the information in this Form 8-K and the Exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Command Center, Inc.	May 13, 2009

/s/ Glenn Welstad
Glenn Welstad, President